Exhibit 99.1

Xhibit Corp. Announces New Chief Financial Officer and Senior Vice President
Scott Wiley named CFO and Mike Schifsky will now serve as Senior Vice President

Phoeniz, AZ, September 11, 2013 /- Xhibit Corp. announced today that Scott Wiley will assume the position of Chief Financial Officer effective immediately. Scott has been the CFO and Corporate Secretary of SkyMall, LLC, an Xhibit Corp. subsidiary since 2009. Mr. Wiley is a certified public accountant with over 25 years of professional experience. He will have responsibility for managing all of the company’s finance, budget and analysis, accounting, human resources and treasury functions. Prior to joining SkyMall, Wiley served as CFO of Applied Photonics, a venture capital-backed company that developed patented laser technology used for precision glass cutting. He is a member of the American Institute of Certified Public Accountants and Financial Executives International.

Also announced today, Mike Schifsky, former CFO of Xhibit Corp., will assume the title of Senior Vice President. He will also serve as the General Manager of the business units SpyFire, FlyReply, Interactive, and Stacked Digital. In addition, he will be responsible for new business initiatives including game and mobile social platforms.

"We are very fortunate to have two talented executives to lead these areas of our business.  I am confident that Mike will continue the focus on revenue growth and profitability in the Xhibit business units just as he has done as Xhibit’s CFO. Scott's financial expertise will be invaluable as we complete the integration of SkyMall and Xhibit Corp. which began at the end of May,” said Xhibit Corp. CEO, Kevin Weiss.

About Xhibit Corp.

Xhibit Corp. owns and operates SkyMall, a multi-channel, direct marketer offering high-quality, innovative merchandise from top direct marketers and manufacturers through the iconic SkyMall catalog and website, SkyMall.com. The SkyMall catalog is seen by approximately 88% of all domestic air passengers reaching more than 650 million travelers annually. Founded in 1999, SkyMall Ventures (SMV) is an innovative provider of merchandise, gift cards and experiential rewards reaching millions of loyalty program members in some of the most well-regarded loyalty programs in the country. SMV provides cost-effective, global solutions supported by a high-quality customer experience.

Through its other subsidiaries, Xhibit provides cloud based marketing and technology development services and solutions, focused on digital advertising, mobile and social media development, and CRM (customer relationship management) solutions. Through these companies, Xhibit offers a total solution for digital advertising and marketing that is integrated throughout its divisions and shares technology and resources across all of its services. Xhibit utilizes its branded products and services to provide digital marketing and advertising solutions for top tier advertisers and agency clients.

For more information see http://www.xhibitcorp.com.

Contact:
Jinine Martin, Director of Marketing
SkyMall (a division of Xhibit Corp)
Phone: 602.528.3214
jmartin@skymall.com

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Cautionary Statement Regarding Forward-Looking Information This press release may contain certain "forward-looking statements" relating to the business of Xhibit Corp. and its subsidiaries (collectively, the "Company"). All statements, other than statements of historical fact included herein are "forward-looking statements" including statements regarding the advantages of the Company's products and services; market acceptance of those products and services; the business strategy, plans and objectives of the Company; the Company's ability to grow revenue and attain profitability; Mr. Wiley’s anticipated contributions as CFO and Mr. Schifsky's anticipated contributions as Senior VP; and any other statements of non-historical information. These forward-looking statements are often identified by the use of forward-looking terminology such as "believes," "expects", “intended” or similar expressions, involve known and unknown risks and uncertainties. Although the Company believes that the expectations reflected in these forward-looking statements are reasonable, they do involve assumptions, risks and uncertainties, and these expectations may prove to be incorrect. Investors should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company's actual results and ultimate corporate actions could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including, but not limited to, the Company’s ability to execute its business plans and maintain relationships with its customers, Xhibit’s ability to integrate SkyMall’s operations with its own, future contributions by Mr. Wiley and Mr. Schifsky, products and services developed by other companies that are competitive with the Company's products and services, market share garnered by competitors, ability to maintain customer and vendor relationships, and those factors discussed in the Company's periodic reports that are filed with the Securities and Exchange Commission and available on its website http://www.sec.gov/, among other factors. All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by these factors. Other than as required under the securities laws, the Company does not assume a duty to update these forward-looking statements.